EXHIBIT 99.3

Unaudited Pro Forma Combined Condensed Consolidated Financial Information

The following unaudited pro forma combined condensed consolidated statements of income of World Energy Solutions, Inc. (the “Company” or “World Energy”) for the nine-months ended September 30, 2012 and for the year ended December 31, 2011, gives effect to the September 13, 2011 acquisition of the Co-eXprise, Inc. energy procurement business (“Co-eXprise”), the October 13, 2011 acquisition of Northeast Energy Solutions, LLC (“NES”), the October 30, 2011 acquisition of GSE Consulting, LP (“GSE”) and the October 3, 2012 acquisition of Northeast Energy Partners, LLC (“NEP”), all as if the transactions had occurred on January 1, 2011. The unaudited pro forma combined condensed consolidated balance sheet at September 30, 2012 gives effect to the acquisition of NEP as if the transaction had occurred on September 30, 2012.

The accompanying unaudited pro forma combined condensed consolidated financial information reflects World Energy’s acquisitions of Co-eXprise, NES, GSE and NEP. In accordance with Accounting Standards Codification (“ASC”) No. 805 “Business Combinations”, and ASC No. 350 “Intangibles – Goodwill and Other” (“ASC No. 350”), the Company used the purchase method of accounting for a business combination to account for the acquisitions as well as the related accounting and reporting regulations for goodwill and other intangibles. Under the purchase method of accounting, the total purchase price is allocated to the net assets and liabilities acquired based upon estimates of the fair value of those assets and liabilities. Any excess purchase price is allocated to goodwill. The preliminary allocation of the purchase price was based upon estimates of the fair value of the acquired assets and liabilities in accordance with ASC No. 350. However, the final allocation of the purchase price may differ from the pro forma amounts.

The following unaudited pro forma combined condensed consolidated financial statements of the Company have been prepared by management in accordance with generally accepted accounting principles in the United States and do not reflect any operating efficiencies and cost savings that World Energy believes are achievable. There are various items in the historical consolidated financial statements that will be significantly impacted by the acquisition including: Member expenses (as two Members will not become employees of World Energy); intercompany activity (the land, building and vehicles were not part of the sale of NEP and a new fair market value lease for the building was negotiated between NEP and World Energy); and certain employees did not come over in the acquisition. No adjustments have been made to the pro forma combined condensed consolidated financial statements to reflect these changes.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purpose only and is not necessarily indicative of the operating results that would have occurred if the acquisitions had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results. The pro forma adjustments are based upon available information and upon certain assumptions described in the notes to the unaudited pro forma combined condensed consolidated financial statements that World Energy’s management believes are reasonable under the circumstances. The accompanying pro forma combined condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of World Energy included in its Annual Report on Form 10-K for the year ended December 31, 2011 and consolidated NEP financial statements included elsewhere herein.

World Energy Solutions, Inc.

Pro Forma Combined Condensed Consolidated Balance Sheet

September 30, 2012

(Unaudited)

	World Energy Solutions	NEP	Pro Forma Adjustments	Note	Pro Forma
Assets
Current assets
Cash and cash equivalents	$3,014,090	$432,783	$(432,783)	A	$3,014,090
Trade accounts receivable, net	6,661,605	—	774,160	A	7,435,765
Inventory	742,200	—	—		742,200
Current portion of note receivable - related party	—	18,164	(18,164)	A	—
Prepaid expenses and other current assets	288,345	13,776	(13,776)	A	288,345

Total current assets	10,706,240	464,723	309,437		11,480,400

Property and equipment, net	614,313	1,179,622	(1,152,856)	A	641,079
Note receivable - related party, net of current portion	—	152,843	(152,843)	A	—
Intangibles, net	12,102,603	—	7,820,000	A	19,922,603
Goodwill	11,817,236	—	3,744,681	A	15,561,917
Other assets, net	90,746	3,643	(3,643)	A	90,746

Total assets	$35,331,138	$1,800,831	$10,564,776		$47,696,745

Liabilities and Stockholders’ Equity

Current liabilities
Line of credit	$—	$171,014	$(171,014)	A	$—
Accounts payable	1,501,386	40,291	(40,291)	A	1,501,386
Accrued commissions	1,100,856	11,420	—		1,112,276
Accrued compensation	1,864,036	330,987	(106,759)	A	2,088,264
Accrued contingent consideration	1,608,382	—	—	A	1,608,382
Accrued expenses and other current liabilities	1,187,293	—	—	A	1,187,293
Notes payable	2,000,000	—	1,500,000	A	3,500,000
Current portion of mortgage note	—	30,330	(30,330)	A	—
Current portion of long-term debt	641,025	270,935	588,040	A	1,500,000
Capital lease obligations	14,501	—	—		14,501

Total current liabilities	9,917,479	854,977	1,739,646		12,512,102

Capital lease obligations, net of current portion	1,275	—	—		1,275
Mortgage note, net of current portion	—	750,231	(750,231)	A	—
Long-term debt, net of current portion	1,858,975	126,324	6,925,660	A	8,910,959
Notes payable, net of current portion	—	—	500,000	A	500,000
Accrued contingent consideration, net of current portion	956,670	—	2,219,000	A	3,175,670
Deferred income taxes	87,733	—	—		87,733

Total liabilities	12,822,132	1,731,532	10,634,075		25,187,739

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	1,193	—	—		1,193
Additional paid-in capital	43,439,340	7,073	(7,073)	A	43,439,340
Accumulated deficit (earnings)	(20,707,347)	62,226	(62,226)	A	(20,707,347)
Treasury stock	(224,180)	—	—		(224,180)

Total stockholders’ equity	22,509,006	69,299	(69,299)		22,509,006

Total liabilities and stockholders’ equity	$35,331,138	$1,800,831	$10,564,776		$47,696,745

World Energy Solutions, Inc.

Pro Forma Combined Condensed Consolidated Statements of Income

For the Year Ended December 31, 2011

(Unaudited)

		Historical World Energy Solutions Year Ended December 31, 2011	Historical Co-eXprise Period Ended September 12, 2011	Historical NES Period Ended October 12, 2011	Historical GSE Period Ended October 30, 2011		Pro Forma Adjustments		Pro Forma Combined	Historical NEP Year Ended December 31, 2011*		Pro Forma Adjustments		Pro Forma Combined
Revenue		$21,086,585	$1,563,408	$2,438,895	$7,569,749	C	$(133,198)		$32,525,439	$5,875,056		$—		$38,400,495
Cost of revenue		4,009,995	52,261	1,605,585	1,078,375	D	10,670		6,756,886	1,151,542		—		7,908,428

Gross profit		17,076,590	1,511,147	833,310	6,491,374		(143,868)		25,768,553	4,723,514		—		30,492,067
Total operating expenses		16,421,299	370,284	518,338	3,658,773	C, D	1,430,985		22,399,679	3,009,037	G	1,310,000		26,718,716

Operating income (loss)		655,291	1,140,863	314,972	2,832,601		(1,574,853)		3,368,874	1,714,477		(1,310,000)		3,773,351
Other expense, net		(1,526)	(5,555)	(17,662)	(94,094)	E	(324,181)		(443,018)	(104,609)	H	(734,660)		(1,282,287)

Income (loss) before income taxes		653,765	1,135,308	297,310	2,738,507		(1,899,034)		2,925,856	1,609,868		(2,044,660)		2,491,064
Income tax expense		138,224	6,288	—	—	F	19,668		164,180	—		—		164,180

Net income (loss)		$515,541	$1,129,020	$297,310	$2,738,507		$(1,918,702)		$2,761,676	$1,609,868		$(2,044,660)		$2,326,884

Net income per share:
Basic		$0.05							$0.24					$0.20

Diluted		$0.05							$0.24					$0.20

Weighted average common shares outstanding:
Basic	B	10,521,910						B	11,416,998				B	11,416,998

Diluted	B	10,583,630						B	11,478,718				B	11,478,718

*	Includes several costs not assumed by World Energy as part of the October 3, 2012 acquisition of NEP

World Energy Solutions, Inc.

Pro Forma Combined Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2012

(Unaudited)

		Historical World Energy Solutions Nine Months Ended September 30, 2012	Historical NEP Nine Months Ended September 30, 2012*		Pro Forma Adjustments For Nine Months Ended September 30, 2012		Pro Forma Combined
Revenue		$24,687,851	$4,004,690		$—		$28,692,541
Cost of revenue		6,614,811	811,627		—		7,426,438

Gross profit		18,073,040	3,193,063		—		21,266,103
Total operating expenses		16,920,872	2,110,438	J	982,500		20,013,810

Operating income		1,152,168	1,082,625		(982,500)		1,252,293
Other expense, net		(221,518)	(48,625)	H	(550,995)		(821,138)

Income before income taxes		930,650	1,034,000		(1,533,495)		431,155
Income tax expense		72,500	—		—		72,500

Net income		$858,150	$1,034,000		$(1,533,495)		$358,655

Net income per share:
Basic		$0.07					$0.03

Diluted		$0.07					$0.03

Weighted average common shares outstanding:
Basic	I	11,888,660				I	11,888,660

Diluted	I	11,945,177				I	11,945,177

*	Includes several costs not assumed by World Energy as part of the October 3, 2012 acquisition of NEP

World Energy Solutions, Inc.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements

As of September 30, 2012, and For the Nine Months Ended September 30, 2012

and the Year Ended December 31, 2011

Note A:	Reflects excluded assets and retained liabilities of NEP, elimination of the historical equity accounts and the allocation of total purchase price as follows:

Tangible assets acquired	$800,926
Liabilities assumed	(235,648)
Intangibles acquired, definite life	7,820,000
Goodwill	3,744,681

Total purchase price	$12,129,959

The acquisition-date fair value of the consideration transferred totaled approximately $12.1 million, which consisted of the following:

Purchase price
Cash	$7,910,959
Notes payable to seller	2,000,000
Contingent consideration	2,219,000

Total consideration	$12,129,959

The Company funded the initial $7.9 million cash portion of the purchase price through the issuance of long-term debt with SVB and Massachusetts Capital Resource Company (“MCRC”). On October 3, 2012, the Company, together with its wholly-owned subsidiary, World Energy Securities Corp., entered into a Fourth Loan Modification Agreement (the “Fourth Modification Agreement”) with SVB, which modifies a Loan and Security Agreement between the Company and SVB dated September 8, 2008. SVB increased the Company’s borrowing capability to $9 million, including a $6.5 million term loan (the “Term Loan”), bearing interest at prime plus 2.75% (currently 6%), that replaces the Company’s prior $2.5 million term loan. The Term Loan is interest only for the first three months followed by 39 equal principal payments commencing on January 1, 2013. Accordingly, $1.5 million of the Term Loan has been classified as current. In addition, the Company will continue to maintain a $2.5 million line of credit with SVB, which has been extended to March 14, 2014. No borrowings have been made under the line-of-credit to date. Terms of the loan modification are substantially the same as under the previous facility.

On October 3, 3012, the Company entered into a Note Purchase Agreement with MCRC, in which the Company entered into an 8-year, $4 million Subordinated Note due 2020 with MCRC (the “MCRC Note”). The MCRC Note bears interest at 10.5% and is interest only for the first four years followed by 48 equal principal payments commencing October 31, 2016. The Company must pay a premium of 5% of the total principal outstanding if it prepays the MCRC Note before October 1, 2013, a 3% premium if it prepays the MCRC Note before October 1, 2014, and a 1% premium if it prepays the MCRC Note before October 1, 2015. The MCRC Note has been classified as long-term debt.

The fair value of the Notes payable to seller was recorded at the face amount of the notes entered into at the date of acquisition due to their short-term maturity and market rate of interest. The Notes payable to seller bear interest at 4% and is due as follows:

Amount
October 1, 2013	$1,500,000
April 1, 2014	500,000

Total notes payable	$2,000,000

Interest is payable on each tranche at the respective due dates. These notes are unsecured and are subordinated to the Company’s credit facility with SVB.

Note A (continued)

As part of the total consideration, NEP can earn up to $3,180,000 in contingent consideration if certain performance criteria are met post-acquisition. This potential contingent consideration consists of $2.5 million in cash and 153,153 shares of common stock with a value of $680,000 utilizing the stock price of $4.44 at the date of acquisition. The contingent consideration, if any, is due on December 31, 2013. The fair value of the contingent consideration was based on the weighted probability of achievement of certain performance milestones. The contingent consideration is tied to the achievement of certain revenue and earnings before interest, taxes depreciation and amortization (“EBITDA”) levels for the 12-months ended September 30, 2013. The Company has valued this contingent payment at $2,219,000, which has been recorded as accrued contingent consideration, as part of long-term liabilities on the accompanying pro forma combined condensed consolidated balance sheet. In initially measuring the fair value of the contingent consideration, the Company assigned probabilities to these performance criteria, based among other things on the nature of the performance criteria and the Company’s due diligence performed at the time of the acquisition.

The purchase price was allocated to the tangible and intangible assets and liabilities assumed based on estimates of their respective fair values at the date of acquisition with the remaining unallocated purchase price recorded as goodwill. Fair value of intangible assets was determined using a combination of the multi-period excess earnings method, the comparative business valuation method and relief from royalty method. The goodwill recognized is attributable primarily to future revenue generation resulting from expected synergies, expanded product lines and new markets and is expected to be deductible for tax purposes over a period of 15 years.

Management is responsible for the valuation of net assets acquired and considered a number of factors, including valuations and appraisals, when estimating the fair values and estimated useful lives of acquired assets and liabilities. The intangible assets, excluding goodwill, are being amortized on a straight-line basis over their weighted average lives as follows:

	Fair Value	Weighted Average Lives
Customer contracts	$2,500,000	4 years
Non-compete agreements	900,000	5 years
Customer relationships	4,000,000	10 years
Tradenames	420,000	4 years

Total intangible assets	$7,820,000

World Energy has not yet finalized the valuation of the purchase price allocation. It is not expected that any future adjustments to the purchase price allocation will significantly impact the amounts reported in these pro forma combined consolidated financial statements.

Note B:	The following represents issuable weighted average share information:

	Historical World Energy Solutions Year Ended December 31, 2011	Pro Forma Combined w/o NEP Year Ended December 31, 2011	Pro Forma Combined w/NEP Year Ended December 31, 2011
Weighted number of common shares - basic	10,521,910	11,416,998	11,416,998
Common stock options	30,068	30,068	30,068
Common stock warrants	31,357	31,357	31,357
Unvested restricted stock	295	295	295

Weighted number of common shares - diluted	10,583,630	11,478,718	11,478,718

Note C:	Reflects the elimination of intercompany revenue and expenses between the Company and GSE.

Note D:	Reflects the pro forma adjustments to amortization of intangible assets related to the acquisition of Co-eXprise, NES and GSE for the year ended December 31, 2011 as if the acquisition had occurred on January 1, 2011 using the straight-line method and lives from two and one half to ten years as follows:

	Cost of Sales	Operating Expenses	Weighted Average Lives
Co-eXprise:
Customer contracts	$—	$284,586	2.5 years
Non-compete agreements	—	23,950	5 years
Customer relationships	—	58,366	5 years

NES:
Customer relationships	8,626	77,639	9 years
Non-compete agreements	2,044	18,392	9 years

GSE:
Customer contracts	—	458,333	3 years
Non-compete agreements	—	213,333	5 years
Customer relationships	—	290,000	10 years
Tradenames	—	139,584	4 years

	$10,670	$1,564,183

Note E:	Reflects foregone interest income and interest expense on borrowed amounts to fund the acquisition of Co- eXprise, NES and GSE effective January 1, 2011 as follows:

Co-eXprise	$64,104
NES	19,804
GSE	240,273

$324,181

Note F:	Reflects the utilization of World Energy’s federal and state net operating loss carryforwards and the pro forma tax effect of the transactions outlined above and in the pro forma financial statements related to and based on net income generated from the acquisition of Co-eXprise, NES and GSE effective January 1, 2011 as follows:

Co-eXprise	$6,000
NES	2,000
GSE	11,668

$19,668

Note G:	Reflects the pro forma adjustments to amortization of intangible assets related to the acquisition of NEP for the year ended December 31, 2011 as if the acquisition had occurred on January 1, 2011 using the straight-line method and lives from four to ten years as follows:

	Operating Expenses	Weighted Average Lives
Customer contracts	$625,000	4 years
Non-compete agreements	180,000	5 years
Customer relationships	400,000	10 years
Tradename	105,000	4 years

	$1,310,000

Note H:	Reflects foregone interest income and interest expense on borrowed amounts to fund the purchase of NEP effective January 1, 2011.

Note I:	The following represents issuable weighted average share information:

	Historical World Energy Solutions Year Ended September 30, 2012	Pro Forma Combined Year Ended September 30, 2012
Weighted number of common shares - basic	11,888,660	11,888,660
Common stock options	21,281	21,281
Common stock warrants	26,171	26,171
Unvested restricted stock	9,065	9,065

Weighted number of common shares - diluted	11,945,177	11,945,177

Note J:	Reflects the pro forma adjustments to amortization of intangible assets related to the acquisition of NEP for the nine months ended September 30, 2012 as if the acquisition had occurred on January 1, 2011 using the straight-line method and lives from four to ten years as follows:

	Operating Expenses	Weighted Average Lives
Customer contracts	$468,750	4 years
Non-compete agreements	135,000	5 years
Customer relationships	300,000	10 years
Tradename	78,750	4 years

	$982,500